AGENCY TRADING AGREEMENT



       This Agreement is made as of _____________, between First American Bank, each registered investment company ("Fund Company") executing this Agreement, on its own behalf and on behalf of each of the series or classes of shares, if any, listed on Schedule I, as amended from time to time (such series or classes being referred to as the "Fund(s)"), and Denver Investment Advisors LLC ("DIA"), the investment adviser and co-administrator for the Funds. In the event that there are no series or classes of shares listed on Schedule I, the term "Fund(s)" shall mean "Fund Company".

       WHEREAS Fund Company wishes to have First American Bank perform certain recordkeeping, shareholder communication, and other services for each Fund.

                                     Recital

       WHEREAS, First American Bank acts as agent of the trustee or custodian of certain tax-qualified employee benefit plans and tax-exempt trusts in which plan assets are held (individually, the "Plan", and collectively, the "Plans"), and invests and reinvests Plan assets as directed by one or more investment advisors, a Plan sponsor or an administrative committee, as the case may be, of each Plan (a "Plan Representative"), or upon the direction of Plan participants ("Participants");

       WHEREAS, First American Bank provides certain recordkeeping and other services for the Plans, including processing of orders and instructions for the investment and reinvestment of Plan assets in each Plan's investment options;

       WHEREAS, First American Bank and the Fund Company desire to facilitate the purchase, exchange and redemptions of shares of the Funds (the "Shares") on behalf of the Plans through one or more accounts in each Fund (individually, an "Account" and collectively, the "Accounts"), subject to the terms and conditions of this Agreement; and

       WHEREAS, the Fund Company desires First American Bank to serve as the Fund Company's agent to receive and transmit orders and instructions regarding the purchase, exchange and redemption of Shares, subject to the terms and conditions of this Agency Trading Agreement.

NOW,   THEREFORE,   in  consideration  of  the  promises  and  mutual  covenants hereinafter contained, the parties hereto agree as follows.

1.   Appointment of First American Bank

     The Fund Company hereby appoints First American Bank as agent for the limited purpose of accepting orders and instructions with respect to Shares purchased, exchanged or redeemed by the Plans. First American Bank hereby accepts its appointment on the terms and conditions set forth herein.

2.   Pricing Information

     The Fund Company will furnish, or caused to be furnished, to First American Bank on each business day that the New York Stock Exchange is open for business ("Business Day") with: (i) net asset value information as of the close of trading on the New York Stock Exchange or as at such other time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading"); and (ii) in the case of Funds the principal purpose of which is the generation of interest income, the daily accrual or interest rate factor (mil rate). The Fund Company shall use reasonable efforts to provide such information to First American Bank by 7:00 p.m. Eastern Time ("ET") on the same Business Day.

3.   Orders for Purchase, Redemption, or Exchange

     First American Bank, as agent of the Fund Company, shall (i) receive from, or on behalf of, Participants or Plan Representatives for acceptance as of the Close of Trading on each
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     Business Day (the "Trade  Date")  (based  solely upon the receipt of orders and instructions from such Participants or Plan Representatives prior to the Close of Trading on any such Business Day) orders and instructions for the purchase, redemption on exchange of Shares held by the Plans, and (ii) upon acceptance of any such orders and instructions, communicate such acceptance to the Fund Company and transmit to the Fund Company orders and instructions to purchase, exchange or redeem Shares for specified Accounts. On each business day, First American Bank shall aggregate and calculate the net purchase and redemption amounts for such orders for each Account and communicate such net aggregate amounts to the Fund Company prior to 9:00
     a.m.  ET  on  the  Business  Day  next   succeeding  the  Trade  Date.  All
     communications herein shall be by facsimile or other form of written electronic transmission. If provided in the applicable shareholder's account application, dividends, capital gains, and other distributions will be automatically reinvested on payable date at net asset value in accordance with each Fund's then current prospectus.

4.   Settlement

     (a) Purchases. First American Bank will transmit the purchase price of each purchase order to the Fund Company in accordance with written instructions provided by the Fund Company to First American Bank for the applicable Fund by wire transfer prior to 1:00 p.m. ET, on the next Business Day following the Trade Date. First American Bank agrees that if it fails to (i) wire the purchase price to the Fund Company before such 1:00 p.m. ET deadline or
     (ii) provide the Fund Company with a Federal Funds wire system reference number evidencing the wire transfer of the purchase price to the Fund Company prior to such 1:00 p.m. ET deadline, it will indemnify and hold harmless the Fund Company for which such purchase order was placed from any liabilities, costs and damages either may suffer as a result of such failure. The cost associated with any delayed wire is the responsibility of First American Bank.

     (b) Redemptions. The Fund Company will use its best efforts to transmit to First American Bank the proceeds of all redemption orders placed by First American Bank by 1:00 p.m. ET on the Business Day immediately following the Trade Date by wire transfer on that

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

     Business Day. Should a Fund need to extend the settlement on a trade, the Fund Company will contact First American Bank to discuss the extension. For purposes of determining the length of settlement, the Fund Company agrees to treat the Accounts the same as it treats other direct shareholders of the Funds. Each wire transfer of redemption proceeds shall indicate, on the Fed Funds wire system, the amount thereof attributable to each Fund; provided, however, that if the number of entries would be too great to be transmitted through the Federal Funds wire system, the Fund Company shall, on the day the wire is sent, fax such entries to First American Bank or if possible, send via direct or indirect systems access.


     Redemption wires should be sent to:
     ABA #
     Credit to A/C #
     For Further Credit to Account Number
     BNF:
     Fax supplements should be sent to:


5.   Participant Recordkeeping

     Recordkeeping and other administrative services to a Plan and Plan Participants shall be the responsibility of First American Bank and shall not be the responsibility of the Fund Company. The Fund Company will recognize, as determined by First American Bank, each Plan or all Plans, as the case may be, as a single shareholder and as an unallocated account in the Funds, and, in any event, the Fund Company will not maintain separate accounts for Plan Participants.

6.   Fund Information

     First American Bank will perform a trade reconciliation to ensure that Plan and Account assets are in balance. First American Bank shall notify the Fund Company of any differences between the Plan and/or Participant balances maintained by First American Bank and the

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

     Account(s) balances maintained by the Fund Company within two (2) Business Days of receipt of the Fund Company's confirmation. First American Bank and the Fund Company shall determine and take, to the extent applicable, appropriate corrective actions with respect to any such differences. Upon the reasonable request of First American Bank, the Fund Company will notify First American Bank in writing by electronic or telephonic communication facilities of (i) the ex-date of all Fund distributions (dividends and capital gains) and (ii) the reinvestment of Shares as of payable date of any such distribution.

7.   Prospectus, Proxies and Related Materials

     The Fund Company shall provide Fund prospectuses, proxy materials, periodic Fund reports and other similar materials that are required by law to be sent  to  shareholders,  in such  quantities  and at such  times  as  First
     American Bank shall reasonably request. First American Bank hereby expressly acknowledges that First American Bank, and not the Fund Company, shall be responsible for the delivery of any such prospectuses, reports and materials to Plan Participants or Plan Representatives, as the case may be. First American Bank shall promptly deliver any such prospectuses, reports and materials to Plan Participants or Plan Representatives, as the case may be after delivery thereof by the Fund Company.

     First American Bank will vote Plan Shares as directed by Plan Participants or Plan Representatives, as the case may be. First American Bank, in its capacity as Service Provider hereunder, (and its agents), shall not in any way recommend action in connection with, or interfere with the solicitation of, such proxy votes.

8.   Maintenance of Records; Plan Information; Access

     Each party shall maintain and preserve all records, as required by law, in connection with providing services hereunder and in making Shares available to the Plans. Except as otherwise provided hereunder, First American Bank shall provide copies of all records relating to the Plans, Participants and Funds as may reasonably be requested by the Fund Company to enable the Fund Company, the Funds or their representatives to comply with any request of the Fund Company's internal or external auditors, any governmental agency or
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

     similar entity, to otherwise enable it to comply with all applicable state or Federal laws or to enable the Fund Company to fulfill its obligations and perform its duties hereunder.

     To the extent required under the 1940 Act, and the rules thereunder, First American Bank agrees that records maintained by it hereunder are the property of the Funds and will be preserved, maintained and made available in accordance with the 1940 Act.

     Upon reasonable notice by the Fund Company to First American Bank, First American Bank shall make available during normal business hours such of First American Bank's facilities and premises employed in connection with the performance of First American Bank's duties and responsibilities under this Agency Trading Agreement for reasonable visitation, inspection and auditing by the Fund Company or a Fund, or any person retained by the Fund Company or a Fund for such purposes as may be necessary or desirable to evaluate the quality of the duties and responsibilities performed by First American Bank pursuant hereto.

     This Section 8 shall survive termination of this Agreement.

9.   Compliance with Laws

     At all times the Fund Company and First American Bank shall comply with all laws, rules and regulations, to the extent applicable, by virtue of entering into this Agency Trading Agreement or otherwise.

10.  Representations with Respect to the Funds

     First American Bank shall not make, nor shall it allow its affiliates to make representations concerning a Fund or Shares, except those contained within (i) the then current prospectus of a Fund, (ii) current sales literature created by or on behalf of the Funds, or (iii) current sales literature created by First American Bank which has been submitted to, and approved in writing, by the Funds or their agents prior to the use or distribution of such sales literature by First American Bank, its affiliates or agents.

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

11.  Representations, Warranties and Covenants

First American Bank represents, warrants, and covenants that:

     (a) it has full power and authority under applicable law, the governing Plan documents and from the appropriate Plan Representative(s), and has taken all action necessary, to enter into and perform its obligations and duties under this Agency Trading Agreement, and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity; this Agency Trading Agreement constitutes its legal, valid and binding obligation and is enforceable against it in accordance with its terms; no consent or authorization of, filing with or other act by or in respect of any governmental authority, is required in connection with the execution, delivery, performances, validity or enforceability of this Agency Trading Agreement;

     (b) it will timely disclose to Plan Representatives or Plan Participants, as the case may be, the arrangement provided for in this Agency Trading Agreement;

     (c) it or an  affiliate  is  registered  as a transfer  agent  pursuant  to
     Section 17A of the Securities and Exchange Act of 1934, as amended (the "1934 Act")

     (d) all purchases, redemptions and exchanges orders and instructions received by it on any Business Day and transmitted to the Fund Company for processing pursuant to this Agency Trading Agreement will have been received prior to the Close of Trading on such Business Day;

     (e) all purchases, exchanges and redemptions of Fund shares contemplated by this Agency Trading Agreement shall be effected in accordance with each Fund's then current prospectus;

     (f) it will comply with all applicable state and Federal laws and with the rules and regulations of authorized regulatory agencies thereunder;

     (g) the receipt of any fees by First American Bank directly or indirectly relating to the purchase, exchange or redemption of the Funds has been reviewed by legal counsel to First American Bank and will not constitute a "prohibited transaction" as such term is defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended, for which an exemption is not available, and is not otherwise prohibited by any other applicable law, governing

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

     instrument or court order; and

     (h) it will promptly notify the Fund Company in the event that it is unable, for any reason, to perform any of its duties or obligations under this Agency Trading Agreement or there is a material failure to comply with the representation made herein above.

     The Fund Parties represent, warrant, and covenant as to itself only and not jointly that:

     (a) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform its duties and obligations under this Agency Trading Agreement and that by doing so it will no breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity;

     (b) all purchases, exchanges and redemptions of Fund shares contemplated by this Agency Trading Agreement shall be effected in accordance with each Fund's then current prospectus.

     (c) it will comply with all applicable state and Federal laws and with the rules and regulations of authorized regulatory agencies thereunder; and

     (d) it will promptly notify First American Bank in the event that it is unable, for any reason, to perform any of its duties or obligations under this Agency Trading Agreement or there is a material failure to comply with in the representations made herein above.

     The Fund Company represents, warrants and covenants as to itself only that the Funds are registered as investment companies under the 1940 Act and Fund Shares are registered under the Securities Act of 1933, as amended;



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

12.  Indemnification

     (a) First American Bank agrees to indemnify and hold harmless the Fund Parties and each of their trustees, officers, members, shareholders, employees, agents and each person, if any, who controls them within the meaning of the Securities Act against losses, claims, damages, liabilities or expenses to which any one of them may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arising out of or are based upon (i) First American Bank's negligence, bad faith, or willful misconduct in performing its obligations hereunder, (ii) any breach by First American Bank of any material provision of this Agreement, or (iii) any breach by First American Bank of a representation, warranty or covenant made in this Agreement; and First American Bank will reimburse the persons indemnified hereunder for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim or action. This indemnity agreement shall be in addition to any liability which First American Bank may otherwise have.

     (b) Each Fund Party agrees to indemnify and hold harmless First American Bank and each of its directors, officers, employees, agents and each person, if any, who controls them within the meaning of the Securities Act against losses, claims, damages, liabilities or expenses to which any one of them may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arising out of or are based upon (i) such Fund Party's negligence, bad faith, or willful misconduct in performing its obligations hereunder, (ii) any breach by such Fund Party of any material provision of this Agreement, or (iii) any breach by such Fund Party of a representation, warranty or covenant made in this Agreement; and such Fund Party will reimburse the persons indemnified hereunder for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim or action. This indemnity agreement shall be in addition to any liability which such Fund Party may otherwise have.

     (c) If any third party threatens to commence or commences any action for which one party (the "Indemnifying Party") may be required to indemnify another person hereunder (the "Indemnified Party"), the Indemnified Party shall promptly give notice thereof to the

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         Indemnifying  Party. The Indemnifying  Party shall be entitled,  at its own expense and without limiting its obligations to indemnify the Indemnified Party, to assume control of the defense of such action with counsel selected by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes the control of the defense, the Indemnified Party may participate in the defense of such claim at its own expense. In the event the Indemnifying Party, after notification by the Indemnified Party of the commencement of an action, does not elect to assume the defense of any such action, the Indemnifying Party will reimburse the Indemnified Party(ies) named a defendant or defendants in such action for the fees and expenses of one single counsel agreed upon by them. In any event, the Indemnifying Party shall not be responsible for any claim settled or compromised, or for any confession of judgment,
         without  its  prior  written  consent,   which  consent  shall  not  be
         unreasonably withheld.

13.  Fees and Expenses

     Each party shall bear all expenses incidental to the performance of its duties and obligations under this Agency Trading Agreement. Each Fund shall pay the cost of registration of its Shares with the Securities and Exchange Commission and in any state where required. The cost of preparing and printing prospectuses, proxy materials, periodic Fund reports and other similar materials that are required by law to be sent to shareholders generally shall be paid by the applicable Fund, and the cost of distributing such items to Plan Participants or Plan Representatives shall be borne by First American Bank, the Plans or Plan Representatives, as the case may be.

     Denver Investment Advisors LLC agrees to pay First American Bank .35% of the average daily net asset value of Plan assets invested in the Funds, payable quarterly in arrears. The parties agree that the Funds are not obligated to pay fees hereunder.

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


13.  Termination of Agreement

     This Agency Trading Agreement may be terminated at any time by any party hereto upon thirty (30) days prior written notice to the other party hereto or upon such shorter notice as is required by law, order or regulatory or self-regulatory authority with jurisdiction over the terminating party or at such time as the parties hereto may agree to in writing. Notwithstanding the foregoing, this Agency Trading Agreement may be terminated immediately either (i) upon a material breach by any party hereto not cured within thirty (30) days after notice from another party hereto or (ii) with respect to a Plan, upon the termination of services by First American Bank to any such Plan. The provisions of Section 12 shall survive any termination of this Agency Trading Agreement.

14.  Notice

     Each notice required by this Agency Trading Agreement shall be given in writing and delivered personally or mailed by certified mail or courier service, or sent through electronic or telephonic facilities, to the intended recipient thereof at the following address or such other address as one party may give written notice to the other party:

     If to First American Bank, to:
                                            General Counsel
                                            First American Bank
                                            218 W. Main Street
                                            Dundee, IL 60118-2093



     If to the Fund Company, to:            Westcore Funds
                                            370 17th Street, Suite 3100
                                            Denver, Colorado 80202


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     A notice  given in  accordance  with this  Section 15 shall be deemed given upon actual receipt by the intended recipient thereof.

15.  Confidentiality

     Except as otherwise provided under this Agency Trading Agreement, all notifications, reports, books, records, data and other information supplied by one party to the other in connection with this Agency Trading Agreement (collectively, "Information") shall remain the property of the party supplying such information and, except at otherwise provided hereunder, shall be kept confidential by the other party; provided, however, that copies of any such information may be retained by a party to the extent required by applicable law, court order, or the reasonable internal polices of a party.

     First American Bank and the Fund Parties acknowledge and understand the competitive value and confidential nature of internal, non-public financial and business information of the other parties hereto. The parties hereto also understand that the information is to be considered as confidential, proprietary and trade secrets of each other party and its affiliates. First American Bank and the Fund Parties agree to use their best efforts (the same being not less that that employed to protect their own confidential and proprietary information) to safeguard such information and to prevent the unauthorized, negligent or inadvertent use or disclosure thereof. Except as otherwise provided hereunder, neither First American Bank nor the Fund Parties shall, without the prior written approval of an officer of another affected party, directly or indirectly, disclose information to any person or business entity except for a limited number of employees of each party (or their respective affiliates) on a need-to-know basis. Notwithstanding anything in this Agency Trading Agreement to the contrary, the parties hereto (or their respective affiliates) may disclose any such information: (a) as may be legally required by a court or governmental agency or entity; (b) which is or becomes available to the general public through no act of, failure to act by, or fault of, the disclosing party (or its affiliates); (c) which is subsequently disclosed to a party hereto (or its affiliates) on a non-confidential basis by a third party not having a confidential relationship with another party hereto (or its affiliates) which rightfully acquired such information; or (d) as

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     independently developed by a party hereto (or its affiliates).

16.  Complete Agreement

     This Agency Trading Agreement contains the full and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior representations, promises, statements, arrangements, agreements, warranties and understandings among the parties with respect to the subject matter hereof, whether oral or written, express or implied.

17.  Modification and Waiver

     This Agency Trading Agreement may be modified or amended, and its terms may be waived, only by a writing signed by each of the parties hereto; provided, however, Schedule I hereto may be amended in writing, without the need for signatures of the parties hereto, by the Fund Company's delivery of an amended Schedule I to First American Bank at least thirty (30) days in advance of the effective date of any such amended Schedule I, provided that this Agreement shall immediately cease to apply with respect to any Fund at such time as shares of such Fund are no longer offered to the public (except that this Agreement shall continue to apply with respect to accounts in such Fund created, and to purchases and redemptions of such Fund made prior to cessation of public offering).

     Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agency Trading Agreement. In addition, any such waiver shall constitute a present waiver of such provision only and shall not constitute a permanent, future waiver of such provision.

18.  Counterparts

     This Agency Trading Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

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19.  Assignment

     This Agency Trading Agreement shall not be assigned by a party hereto without the prior written consent of the other parties hereto.

20.  Headings

     The headings of this Agency Trading Agreement are for reference only and shall not otherwise affect the interpretation or construction hereof.

21.  Non-Exclusivity

     Each of the parties hereto acknowledges and agrees that this Agency Trading Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities. First American Bank further acknowledges that nothing contained herein shall prohibit the Fund Company or any affiliate of either from providing administrative, sub-accounting, trustee, recordkeeping or similar or related services to any employee benefit plan (including a Plan) or from soliciting any such plan or sponsor thereof to enter into any arrangement with the Fund Company or any affiliate of either for such service.

22.  Governing Law

     This Agency Trading Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

23.  Anti-Money Laundering Representation

     First American Bank represents, warrants, covenants and agrees that it is a financial institution required to have an anti-money laundering program under the Bank Secrecy Act, as amended, and that: (i) it is acting on behalf of its customers in its dealings with the Fund; (ii) it has established and will maintain policies and procedures reasonably designed to comply with the regulations administered by the U.S. Department of Treasury's Office of Foreign Assets Control; and (iii) it has established and will maintain policies and procedures

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

     reasonably designed to prevent and detect money laundering, which policies and procedures adhere to the requirements of all applicable laws, including the Bank Secrecy Act, as amended, and the rules and regulations of any applicable self-regulatory organization (including the NYSE and NASD).
     Without limiting the generality of the foregoing, First American Bank agrees that it will: (i) take all legally required steps to identify and verify all customers for whom it acts in dealings with the Fund and retain all required customer identification and verification records; (ii) monitor the transactions of the customers for whom it acts in dealings with the Fund in order to detect and, where appropriate, report suspicious activities; (iii) perform special due diligence for specific types of accounts (such as correspondent accounts for foreign financial institutions and personal banking accounts for foreign persons) as is (or is in the future) required by applicable law or regulation; and (iv) comply with all applicable laws and regulations regarding the reporting of cash transactions.

24.  Massachusetts Business Trust

     The Names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987 which is hereby referred to and a copy of which is on file at the office of State Secretary of the Commonwealth of Massachusetts and the principal office of the Company. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

     IN WITNESS WHEREOF, the undersigned have executed this Agency Trading Agreement by their duly authorized officers as of the date first written above.


     By:      Westcore Trust
     Name:  _________________________________
     Title:__________________________________

     By:      Denver Investment Advisors LLC
     Name:  ________________________________
     Title:_________________________________

     By:      First American Bank
     Name:  ________________________________
     Title: ________________________________

                                   SCHEDULE I
                           TO AGENCY TRADING AGREEMENT

         Fund
         ----

Westcore MIDCO Growth Fund*

---------------------------
*Indicates  that Fund is a  "no-load"  or "no sales  charge"  Fund as defined in
Section 26 of the NASD's Rules of Fair Practice.